===============================================================================


                                CREDIT AGREEMENT

                           DATED AS OF APRIL 30, 1996

                                    Between

                                  ARCADE, INC.

                                  as Borrower

                                      and

                             HELLER FINANCIAL, INC.

                                   as Lender


===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                     SECTION 1
                                            AMOUNTS AND TERMS OF LOANS............................................1
         1.1      Loans...........................................................................................1
         1.2      Interest and Related Fees ......................................................................3
         1.3      Other Fees and Expenses ........................................................................6
         1.4      Payments........................................................................................7
         1.5      Prepayments.....................................................................................7
         1.6      Term of the Agreement...........................................................................8

                                                     SECTION 2
                                               AFFIRMATIVE COVENANTS..............................................8

         2.1      Compliance With Laws ...........................................................................8
         2.2      Maintenance of Properties; Insurance ...........................................................9
         2.3      Inspection; Lender Meeting ....................................................................10
         2.4      Corporate Existence, Etc. .....................................................................10
         2.5      Further Assurances ............................................................................10

                                                     SECTION 3
                                                NEGATIVE COVENANTS...............................................11

         3.1      Indebtedness ..................................................................................11
         3.2      Liens and Related Matters......................................................................12
         3.3      Investments; Joint Ventures ...................................................................14
         3.4      Contingent Obligations ........................................................................15
         3.5      Restricted Junior Payments ....................................................................17
         3.6      Restriction on Fundamental Changes ............................................................18
         3.7      Disposal of Assets or Subsidiary Stock ........................................................19
         3.8      Transactions with Affiliates ..................................................................19
         3.9      Management Fees and Compensation ..............................................................20
         3.10     Conduct of Business ...........................................................................20
         3.11     Changes Relating to Subordinated Indebtedness .................................................20
         3.12     Press Release; Public Offering Materials ......................................................20
         3.13     Subsidiaries ..................................................................................21

                                                     SECTION 4
                                           FINANCIAL COVENANTS/REPORTING.........................................21

         4.1      Intentionally Omitted .........................................................................21
         4.2      Intentionally Omitted .........................................................................21
         4.3      EBIDAT ........................................................................................21
         4.4      Fixed Charge Coverage .........................................................................21
         4.5      Total Indebtedness to Operating Cash Flow Ratio................................................21
         4.6      Financial Statements and Other Reports ........................................................21
         4.7      Accounting Terms; Utilization of GAAP for Purposes
                  of Calculations Under Agreement ...............................................................25


                                                     SECTION 5
                                          REPRESENTATIONS AND WARRANTIES ........................................25

         5.1      Disclosure ....................................................................................25
         5.2      No Material Adverse Effect ....................................................................25
         5.3      No Default ....................................................................................26
         5.4      Organization,Powers,Capitalization and Good Standing...........................................26
         5.5      Financial Statements ..........................................................................27
         5.6      Intellectual Property .........................................................................27
         5.7      Investigations, Audits, Etc. ..................................................................27
         5.8      Employee Matters ..............................................................................27
         5.9      Solvency ......................................................................................28



                                                     SECTION 6
                                           DEFAULT, RIGHTS AND REMEDIES..........................................28

         6.1      Event of Default ..............................................................................28
         6.2      Suspension of Commitments .....................................................................32
         6.3      Acceleration ..................................................................................33
         6.4      Performance by Agent ..........................................................................33

                                                     SECTION 7
                                               CONDITIONS TO LOANS ..............................................33

         7.1      Conditions to Initial Loans ...................................................................33
         7.2      Conditions to All Loans .......................................................................34

                                                     SECTION 8
                                           ASSIGNMENT AND PARTICIPATION .........................................34

         8.1      Assignment and Participation ..................................................................34

                                                     SECTION 9
                                                  MISCELLANEOUS .................................................35

         9.1      Indemnities ...................................................................................35
         9.2      Amendments and Waivers ........................................................................35
         9.3      Notices .......................................................................................35
         9.4      Failure of Indulgence Not Waiver; Remedies
                  Cumulative ....................................................................................36
         9.5      Marshalling, Payments Set Aside ...............................................................36
         9.6      Severability ..................................................................................37
         9.7      Headings ......................................................................................37
         9.8      Applicable Law ................................................................................37
         9.9      Successors and Assigns ........................................................................37
         9.10     No Fiduciary Relationship .....................................................................37
         9.11     Construction ..................................................................................37
         9.12     Confidentiality ...............................................................................37
         9.13     Waiver of Jury Trial ..........................................................................38
         9.14     Survival of Warranties and Certain Agreements .................................................38
         9.15     Entire Agreement ..............................................................................39

                                                    SECTION 10
                                                   DEFINITIONS ..................................................39

         10.1     Certain Defined Terms .........................................................................39
         10.2     Other Definitional Provisions .................................................................44

                             INDEX OF DEFINED TERMS

         Defined Term                                 Defined in Section
         ------------                                 ------------------

         Additional Seller Notes                      [section]10.1
         Additional Senior Term Loan                  [section]3.1
         Affiliate                                    [section]10.1
         Agreement                                    [section]10.1
         Asset Disposition                            [section]10.1
         Bankruptcy Code                              [section]10.1
         Base Rate                                    [section]1.2(A)(1)
         Base Rate Loans                              [section]1.2(A)(1)
         Borrower                                     Preamble
         Borrowing Base                               [section]1.1(B)
         Borrowing Base Certificate                   [section]1.1(B)
         Business Day                                 [section]10.1
         Closing Date                                 [section]10.1
         Collateral                                   [section]10.1
         Contingent Obligation                        [section]3.4
         Default                                      [section]10.1
         Event of Default                             [section]6.1
         Expiry Date                                  [section]10.1
         Funding Date                                 [section]7.2
         GAAP                                         [section]10.1
         Heller                                       Preamble
         Holdings                                     [section]10.1
         Indebtedness                                 [section]10.1
         Interest Period                              [section]1.2(A)(2)
         Lender Guarantee                             [section]1.1(C)
         Liberty                                      [section]10.1
         LIBOR Rate                                   [section]1.2(A)(2)
         LIBOR Rate Breakage Fee                      [section]1.3(C)
         LIBOR Rate Loans                             [section]1.2(A)(2)
         Lien                                         [section]10.1
         Loan(s)                                      [section]1.1(A)
         Loan Documents                               [section]10.1
         Loan Party                                   [section]10.1
         Material Adverse Effect                      [section]10.1
         Maximum Revolving Loan Balance               [section]1.1(B)
         Note(s)                                      [section]10.1
         Obligations                                  [section]10.1
         Permitted Encumbrances                       [section]3.2(A)
         Person                                       [section]10.1
         Refinanced Subordinated Indebtedness         [section]3.1(G)
         Related Transactions                         [section]10.1
         Related Transactions Documents               [section]10.1
         Responsible Officer                          [section]10.1
         Restricted Junior Payments                   [section]3.5
         Revolving Loan Commitment                    [section]1.1(A)
         Revolving Loans                              [section]1.1(A)
         SBA                                          [section]10.1
         Security Documents                           [section]10.1
         Seller Notes                                 [section]10.1
         Senior Term Loan                             [section]10.1
         Senior Term Loan Agreement                   [section]10.1
         Senior Term Loan Documents                   [section]10.1
         Senior Term Loan Notes                       [section]10.1
         Subordinated Indebtedness                    [section]10.1
         Subordinated Loan Documents                  [section]10.1
         Subsidiary                                   [section]10.1

                                CREDIT AGREEMENT
                                ----------------

         This CREDIT AGREEMENT is dated as of April 30, 1996 and entered into by and between ARCADE, INC., a Tennessee corporation ("BORROWER"), with its principal place of business at 1815 E. Main Street, Chattanooga, Tennessee 37404 and HELLER FINANCIAL, INC., a Delaware corporation ("HELLER"), with offices at 500 West Monroe Street, Chicago, Illinois 60661.


                                R E C I T A L S:

         WHEREAS, Borrower and its Subsidiaries (as hereinafter defined in Section 10) desire that Heller extend a certain revolving credit facility to Borrower to fund the repayment of certain indebtedness of Borrower, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower including the making of Investments (as hereinafter defined in subsection 3.3) permitted hereunder; and

         WHEREAS, Borrower desires to secure all of its Obligations (as hereinafter defined in Section 10) under the Loan Documents (as hereinafter defined in Section 10) by granting to Heller a security interest in and lien upon certain of its personal and real property.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Heller agree as follows:

                                   SECTION 1

                           AMOUNTS AND TERMS OF LOANS

         1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

         (A) Revolving Loan. Heller agrees to lend from the Closing Date to the Expiry Date amounts up to a maximum of $15,000,000 (the "REVOLVING LOAN COMMITMENT" or "COMMITMENT"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "REVOLVING LOANS" or "LOANS". Revolving Loans may be repaid and reborrowed. The "MAXIMUM REVOLVING LOAN BALANCE" will be the lowest of:

                  (1) the "BORROWING BASE" (as calculated on Exhibit 4.6(F), the "BORROWING BASE CERTIFICATE");

                  (2) the Revolving Loan Commitment less any outstanding Lender Guarantees;

                  (3) the sum of the then outstanding principal balances of the Senior Term Loan, Additional Senior Term Loan, Subordinated Indebtedness held by SBA and, subject to the provisions of subsection 3.1(G), Refinanced Subordinated Indebtedness, less any outstanding Lender Guarantees; and

                  (4) sixty-six and two thirds percent (66-2/3%) of the sum of
         (i) the then outstanding principal balances of the Senior Term Loan, Additional Senior Term Loan, Subordinated Indebtedness held by SBA and, subject to the provisions of subsection 3.1(G), Refinanced Subordinated Indebtedness, plus (ii) $12,890,000, representing an amount equal to the original cash equity investment, directly or indirectly, by VILARC Capital, SBA and Liberty in Borrower, plus (iii) additional cash equity invested by Vilarc Capital, SBA, Liberty or any other Person in Borrower, directly or indirectly, after the date hereof, less (iv) any outstanding

         Lender Guarantees.

         If at any time the Revolving Loans exceed the Maximum Revolving Loan Balance, Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. Heller may make Revolving Loans bearing interest with reference to the Base Rate in any amount with one (1) Business Day prior notice required for amounts greater than $5,000,000. For amounts less than $5,000,000, telephonic notice must be provided by noon CST on the date of the borrowing. All LIBOR Rate Loans require two (2) Business Days' notice. All Loans requested telephonically must be confirmed in writing within one Business Day.

                  (B) Lender Guarantees and Letters of Credit. At Borrower's request, Heller will provide Lender Guarantees up to an aggregate amount of $1,000,000 outstanding at any time. "LENDER GUARANTEE" means a letter of credit issued by Heller or a guarantee by Heller to induce a bank, reasonably acceptable to Heller, to issue a letter of credit, or any payment made by Heller pursuant to any letter of credit subject to a Lender Guarantee which has not been reimbursed by Borrower or charged as a Revolving Loan. In determining the amount of outstanding Lender Guarantees, the maximum amount of any Heller guarantee to a bank issuing letters of credit on behalf of Borrower will be considered outstanding unless such bank reports daily activity to Heller showing actual outstanding letters of credit subject to Heller's guarantee. Lender Guarantees will only be provided for letters of credit which expire within one (1) year after date of issuance and at least thirty (30) days prior to the date set forth in clause (c) of the definition of the term "EXPIRY DATE." Borrower shall give Heller five (5) Business Days prior written notice for a letter of credit. Five (5) Business Days prior written notice is required for the issuance of a letter of credit by a bank, provided that such five (5) Business Day period may not commence until Heller and the bank that will be issuing such letter of credit have entered into a Service and Letter of Credit Guaranty Agreement or any similar agreement, in form and substance satisfactory to Heller, which agreement will govern Heller's guaranty of all letters of credit to be issued by such bank for the benefit of Borrower. Borrower is irrevocably and immediately responsible to Heller for reimbursement of any amount paid by Heller under any Lender Guarantee except to the extent such payments were made as a result of Heller's gross negligence or willful misconduct. Subject to the provisions of the last paragraph of subsection 1.4, this reimbursement shall occur by the making of a Revolving Loan without prior notice to Borrower. The Borrower shall (i) maintain an operating account at the issuing bank or (ii) be directly charged by the issuing bank for settlement of letters of credit and any related fees.

         1.2 Interest and Related Fees.

                  (A) Interest. From the date the Loans are made and the other Obligations become due and payable in accordance with the terms of this Agreement and the other Loan Documents, the Obligations shall bear interest at the sum of the Base Rate plus one percent (1.0%) per annum and/or, with respect to any LIBOR Rate Loan, the sum of the LIBOR Rate plus two and three quarters percent (2.75%) per annum. "BASE RATE" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release
H.15 (519) entitled "SELECTED INTEREST RATES" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime loan rate or equivalent, the term "BASE RATE" shall mean a variable rate of interest per annum equal to the highest of the "PRIME RATE," "REFERENCE RATE," "BASE RATE" or other similar rate as determined by Heller announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association and Chemical Bank (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate.

"LIBOR RATE" means, for each Interest Period, a rate equal to: (a) the rate of interest reasonably determined by Heller at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day which is two
(2) Business Days prior to the first day of such Interest Period, provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used, provided, further, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in U.S. dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank to prime banks in the London interbank market, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the LIBOR Rate.

         LIBOR Rate Loans may be obtained for a one, two, three, or six month period (each being an "Interest Period") provided that: (a) the interest is calculated from the date the Loan is made, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, (c) no Interest Period shall extend beyond the date set forth in clause
(c) of the definition of the term "EXPIRY DATE."

         If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement and as a result there would be an increase in the cost of making or maintaining a LIBOR Rate Loan, then Heller shall submit a certificate demonstrating the impact of the increased cost and require payment thereof within ten (10) days from the Borrower. There are no limitations on the number of times such certificate may be submitted.

                  (B) Commitment Fee. From the Closing Date, Borrower shall pay a fee in an amount equal to

                  (1) the Revolving Loan Commitment less the average daily balance of the Revolving Loan less the average daily amount of outstanding Lender Guarantees during the preceding month, multiplied by

                  (2) one half of one percent (0.5%) per annum.

         Such fee is payable monthly in arrears on the first day of the subsequent month.

                  (C) Lender Guarantee Fee. From the Closing Date, Borrower shall pay a fee for each Lender Guarantee from the date of issuance of the Lender Guarantee to the date of termination thereof. The fee is equal to the average daily outstanding amount of the Lender Guarantee multiplied by two and three quarters percent (2.75%) per annum, such fees payable monthly in arrears on the first day of each subsequent month. Borrower shall also reimburse Heller for any and all fees and expenses paid to the issuer of any letter of credit that are in any way related to a Lender Guarantee.

                  (D) Computation of Interest and Related Fees. Interest on all Loans and any other Obligations and the related fees set forth in this subsection 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan, the first day of an Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a LIBOR Rate Loan to a Base Rate Loan shall be included in the calculation. The date of payment of a Base Rate Loan, the last day of an Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a Base Rate Loan to a LIBOR Rate Loan shall be excluded in the calculation. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the Expiry Date, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable on the last day of the applicable Interest Period, unless the period is greater than ninety (90) days, in which case interest will be payable on the ninetieth (90th) day of the Interest Period and the last day of the Interest Period. In addition, interest on LIBOR Rate Loans is due on the Expiry Date, whether by acceleration or otherwise.

                  (E) Default Rate of Interest. At the election of Heller, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations which are then due and payable shall bear interest at a rate that is one percent (1%) in excess of the rates otherwise payable under this Agreement. Furthermore, during any period in which any Event of Default exists, and is continuing, as the then current Interest Periods for LIBOR Rate Loans expire such Loans shall be converted into Base Rate Loans and the LIBOR Rate election will not be available to the Borrower until all Events of Default are cured or waived.

                  (F) Excess Interest. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

                  (G) LIBOR Rate Election. All Loans made on the Closing Date shall be Base Rate Loans and remain so for ten (10) Business Days. Thereafter, Borrower may request that Revolving Loans to be made be LIBOR Rate Loans and that portions of outstanding Loans be converted to LIBOR Rate Loans. Any such request, which will be made by submitting a LIBOR Rate Loan request, in the form of Exhibit 1.2(G), to Heller, shall pertain to Loans in an aggregate minimum amount of $500,000 and integral multiples of $10,000 in excess thereof. Once given, a LIBOR Rate Loan request shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Rate Loan request submitted to Heller not less than two (2) Business Days prior to the end of such Interest Period, the LIBOR Rate Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than eight (8) LIBOR Rate Loans outstanding at any one time.

         1.3 Other Fees and Expenses.

                  (A) LIBOR Breakage Fee. Upon any payment or prepayment of a LIBOR Rate Loan on any day that is not the last day of the Interest Period applicable to that Loan (regardless of the source of such prepayment and whether voluntary or otherwise), or, if for any reason (other than a default by Heller) a borrowing of a LIBOR Rate Loan does not occur on a date specified in a request for an advance of a LIBOR Rate Loan or in a LIBOR Rate Loan Request, Borrower shall pay Heller, upon Heller's written request therefor (which request shall set forth in reasonable detail the computation of the amount requested) an amount equal to the reasonable losses (including, without limitation, any such loss sustained by Heller in connection with the reemployment of funds) that Heller sustains as a result of such payment, prepayment or failure to borrow ("LIBOR RATE BREAKAGE FEE").

                  (B) Expenses and Attorneys Fees. Borrower agrees to promptly pay all reasonable fees, costs and expenses (including those of attorneys) incurred by Heller in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein and in connection with any amendments, modifications, and waivers with respect to the Loan Documents. Borrower agrees to pay all reasonable fees, costs and expenses incurred by Heller in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. The reasonable fees, costs and expenses of attorneys may include allocated costs of internal counsel unless objected to by Borrower, in which event any such work proposed to be performed by internal counsel may be performed by external counsel at Borrower's expense. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(B) shall be deemed part of the Obligations when incurred, payable within thirty (30) days after demand therefor if no Event of Default exists or, if an Event of Default exists, immediately upon demand, and shall be secured by the Collateral.

                  (C) Facility Fee. Borrower shall pay to Heller a nonrefundable facilities fee of $37,500 per annum, in advance, with the first payment due on the Closing Date.

         1.4 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Heller by wire transfer to the following account or such other place as Heller may from time to time designate.


                               ABA No. 0710-0001-3
                               Account Number 55-00540
                               The First National Bank of Chicago
                               One First National Plaza
                               Chicago, IL 60670
                               Reference:  Heller Corporate Finance Group
                                                   for the benefit of ARCADE

Borrower shall receive credit for such funds if received by 1:00 p.m. CST on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         Borrower hereby authorizes Heller to make a Revolving Loan for the payment of interest, facility fees pursuant to subsection 1.3(C), commitment fees and Lender Guarantee fees payable pursuant to subsections 1.2(B) and

1.2(C), LIBOR Rate Breakage Fees and Lender Guarantee payments. Heller agrees to use its best efforts to provide to Borrower notice prior to so making a Revolving Loan; provided, however, the failure to provide such notice shall not affect or impair the authorization granted pursuant to the preceding sentence. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Heller pursuant to subsection 1.3(B) or elsewhere in any Loan Document may be debited to the Revolving Loan account after thirty
(30) days notice to Borrower. During the continuance of an Event of Default, no notice is required.

         1.5 Term of the Agreement. The Agreement shall be effective until the earlier of (a) the date on which the Loans are paid in full and all other Obligations (other than contingent Obligations not then due and payable) have been satisfied and Heller has no further obligation to lend hereunder and (b) the Expiry Date. Upon the termination of the effectiveness of this Agreement, any unpaid Obligations shall be immediately due and payable without notice or demand by Heller. Notwithstanding any type of termination, until all Obligations (other than contingent Obligations not then due and payable) have been fully paid and satisfied, Heller shall be entitled to retain the security interests in all Collateral granted under the Security Documents.

         1.6 Borrower's Loan Account. Heller will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) all Lender Guarantees, (c) the charging and payment of all fees, costs and expenses and
(d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Heller absent manifest error, provided that any failure to so record shall not limit or affect the Borrower's obligation to pay. Within five (5) days of the first of each month, Heller shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within thirty (30) days after the end of each of its fiscal years or the statements delivered with respect to each month during each such fiscal year will be presumed as binding evidence of the obligation absent manifest error. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Heller shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

                                   SECTION 2

                             AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (excluding contingent Obligations not then due and payable) and termination of all Lender Guarantees, unless Heller shall otherwise give its prior written consent, Borrower shall perform and comply with, shall cause each of its Subsidiaries to perform and comply with, and shall use its best efforts to cause Holdings to perform and comply with, all covenants in this Section 2 applicable to such Person.

         2.1 Compliance With Laws.

                  (A) Borrower will comply with and will cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including , without limitation, laws, rules regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Subsidiaries are now doing business or may hereafter be doing business, and (ii) the obligations, covenants and conditions contained in any Contractual Obligations of Borrower and the Loan Parties, other than (1) those laws, rules, regulations, orders and Contractual Obligations the noncompliance with which would not have, either individually or in the aggregate, a Material Adverse Effect; or (2) those laws, rules, regulations, orders and Contractual obligations being contested in good faith by appropriate proceedings diligently prosecuted provided such contest would not have, either individually or in the aggregate, a Material Adverse Effect;

         "CONTRACTUAL OBLIGATIONS" as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transaction Documents.

                  (B) Borrower will maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses and permits now held or hereafter required by Borrower and its Subsidiaries, if the loss, suspension, revocation or failure to obtain or renew, would have a Material Adverse Effect or unless being contested in good faith by appropriate proceedings diligently prosecuted, provided such contest would not have, either individually or in the aggregate, a Material Adverse Effect. This subsection 2.1 shall not preclude the Borrower or any Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith and if appropriate expense provisions have been recorded in conformity with GAAP.

                  (C) Borrower represents and warrants that as of the date hereof, it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and Contractual Obligations, the non-compliance with which would have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains, all licenses and permits required to be maintained by Borrower and its Subsidiaries except (x) where the failure to maintain would not have a Material Adverse Effect or (y) where being contested in good faith by appropriate proceeding diligently prosecuted, provided such contest does not have, either individually or in the aggregate, a Material Adverse Effect.

         2.2 Maintenance of Properties; Insurance.

                  (A) Borrower will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  (B) Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property damage and, to the extent available on commercially reasonable terms, business interruption insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and located in similar locations, and taking into account the outstanding Indebtedness of Borrower and its Subsidiaries, and will deliver evidence thereof to Heller.

                  (C) Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and, maintains all insurance described above.

         2.3 Inspection; Lender Meeting. Upon reasonable notice to the Chairman of Borrower and at Heller's expense (unless an Event of Default exists, in which event the same shall be at Borrower's expense), Borrower shall with reasonable frequency (and in any event on no less than one occasion per calendar year) permit a reasonable number of authorized representatives of Heller to examine and make copies of and abstracts from the records and books of account of, and to visit and inspect the properties of, Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with a Responsible Officer and independent accountants of Borrower and its Subsidiaries; provided that if an Event of Default exists, Borrower shall permit Heller and its authorized representatives to examine and make copies of and abstracts from the records and books of account of, to visit and inspect the properties of, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with a Responsible Officer and independent accountants of Borrower or its Subsidiaries without observing the procedures set forth above. Heller's delivery of an executed copy of this Agreement to Borrower's independent public accounts (to which Borrower hereby consents) shall constitute Borrower's consent to its independent public accountants to engage in such discussions.

         2.4 Corporate Existence, Etc. Except as otherwise permitted by subsection 3.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

         2.5      Further Assurances.

                  (A) Borrower shall and shall cause each of its Subsidiaries other than Scent Seal, Inc. to, from time to time, execute such guaranties, financing statements, documents, security agreements and pledge agreements as Heller at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations provided for in the Loan Documents.

                  (B) At Heller's request, Borrower shall cause any Subsidiaries (other than Scent Seal, Inc.) of Borrower promptly to guaranty the Obligations and to grant to Heller, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Heller.

                                   SECTION 3

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (excluding contingent Obligations not then due and payable) and termination of all Lender Guarantees, unless Heller shall otherwise give its prior written consent, Borrower shall comply with, shall cause each of its Subsidiaries to comply with and shall use its best efforts to cause Holdings to comply with, all covenants in this Section 3 applicable to such Person.

         3.1 Indebtedness. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (A) the Obligations;

         (B) intercompany Indebtedness among Borrower and its Subsidiaries; provided that if Borrower is the obligor, the obligations of Borrower shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise);

         (C) Subordinated Indebtedness evidenced by the Subordinated Loan Documents;

         (D) Indebtedness secured by purchase money Liens, Indebtedness incurred with respect to capital leases and Indebtedness evidenced by the Additional Seller Notes, not to exceed $7,500,000 in the aggregate;

         (E) Indebtedness evidenced by the Seller Notes;

         (F) Term Indebtedness evidenced by the Senior Term Note plus additional term Indebtedness (the "Additional Senior Term Loan") not to exceed $5,000,000 provided (1) at the time of incurrence thereof, no Default or Event of Default shall exist and be continuing or shall arise from the incurrence thereof; and (2) the Additional Senior Term Loan is (a) provided by SBA; (b) on substantially the same terms and conditions as the "Conditional Senior Term Loan" (as defined in the Senior Term Loan Agreement); and (c) is subject to the terms and conditions of the Intercreditor Agreement. Borrower shall not be permitted to incur any revolving loan Indebtedness pursuant to the Senior Term Loan Documents; and

         (G) Subordinated Indebtedness incurred to refinance Subordinated Indebtedness held by SBA provided all of the following conditions are satisfied ("Refinanced Subordinated Indebtedness"):

                  (i) The Subordinated Indebtedness is on terms and conditions reasonably acceptable to Heller;

                  (ii) the Person providing such Subordinated Indebtedness is reasonably acceptable to Heller;

                  (iii) the Subordinated Indebtedness is subordinated to the Obligations, the Senior Term Loan and Additional Senior Term Loan on terms and conditions acceptable to Heller;

                  (iv) Heller and SBA shall have entered into amendments to the Intercreditor Agreement on terms and conditions acceptable to Heller including, without limitation, amendments to or elimination of Heller standstill provisions and amendments to payment blockage provisions; and

                  (v) at the time of such refinancing, no Default or Event of Default shall exist and be continuing or arise as a result thereof.

         3.2 Liens and Related Matters.

         (A) No Liens. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the following:

                  (1) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings diligently prosecuted and if appropriate expense provisions have been recorded in conformity with GAAP;

                  (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $1,000,000;

                  (3) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) deposits, in an aggregate amount not to exceed $500,000, made in the ordinary course of business to secure liability to insurance carriers;

                  (5) Liens for purchase money obligations; provided that: (a) the Indebtedness secured by any such Lien is permitted under subsection 3.1; and (b) any such Lien encumbers only the asset so purchased;

                  (6) any attachment or judgment Lien not constituting an Event of Default under subsection 6.1(I);

                  (7) leases or subleases granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries;

                  (8) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                  (9) any interest or title of a lessor or sublessor under any lease;

                  (10) Liens arising from filing financing statements regarding leases not prohibited by this Agreement;

                  (11) Liens in favor of Heller;

                  (12) subject to the terms and provisions of the Intercreditor Agreement, Liens securing the Senior Term Loan, Additional Senior Term Loan and Subordinated Notes, which Liens are set forth on Schedule 3.2(A)(12) hereto;

                  (13) Liens securing the Seller Notes and solely encumbering the trademark "Scent Seal", all right, title and interest of Borrower in the License Agreement dated June 9, 1995 between Borrower and Thermedics, Inc., all other license or use agreements of Borrower in connection with the trademark "Scent Seal" and all proceeds of the foregoing;

                  (14) Liens granted to the issuer/seller of reverse repurchase agreements provided such Liens encumber only the securities subject to such reverse repurchase agreement; and

                  (15) Liens in favor of NationsBanc Leasing Corporation created pursuant to that certain Security Agreement dated September 21, 1995 encumbering the equipment described therein.

                  (B) No Negative Pledges. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents, Senior Term Loan Documents and Subordinated Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  (C) No Restrictions on Subsidiary Distributions to Borrower. Except as provided herein, in the Senior Term Loan Documents and in the Subordinated Loan Documents, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) pay any Indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or
(4) transfer any of its property or assets to Borrower or any other Subsidiary.

        3.3 Investments; Joint Ventures. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

        (A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

        (B) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 3.1;

        (C) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; and

        (D) Borrower and its Subsidiaries may make acquisitions (including acquisitions of other businesses or business units or product lines and patents, licenses or other individual assets of another Person) and may make Investments in joint ventures; provided (1) that at the time of such Investment, no Default or Event of Default shall exist and be continuing or arise as a result thereof (including, without limitation, subsection 3.10) and
(2) after giving effect to such Investment, outstanding Revolving Loans do not exceed Maximum Revolving Loan Balance.

                  "INVESTMENT" means amounts paid or agreed to be paid by Borrower or any of its Subsidiaries for stock, securities, liabilities or assets of, or loaned, advanced or contributed to, other Persons. The term Investment shall not include any increase or decrease in the assets of any Person derived from the earnings or losses thereof or any assets purchased or licensed in the ordinary course of business, but shall include the acquisition of a company, business or product line by Borrower or any of its Subsidiaries. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "CASH EQUIVALENTS" means: (i) direct obligations of the United States of America or any state thereof ; (ii) prime commercial paper;
(iii) certificates of deposit issued by any commercial bank having capital and surplus in excess of $100,000,000; (iv) money market funds of nationally recognized institutions investing solely in obligations described in clauses
(i), (ii) and (iii) above; and (v) overnight reverse repurchase agreements from any commercial bank having capital and surplus in excess of $100,000,000.

         3.4 Contingent Obligations. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

         (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (B) arising under the Security Documents;

         (C) existing on the Closing Date and described in Schedule 3.4 annexed hereto;

         (D) arising under indemnity agreements to title insurers to cause such title insurers to issue to Heller mortgagee title insurance policies;

         (E) arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions;

         (F) incurred in the ordinary course of business with respect to surety and appeal bonds, return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability;

         (G) incurred in the ordinary course of business with respect to performance bonds not exceeding at any time outstanding $3,000,000 in aggregate liability;

         (H) incurred with respect to Indebtedness permitted by subsection 3.1;

         (I) foreign exchange contracts and currency swap agreements, the notional amount of which does not exceed $10,000,000 (U.S. Dollars) in the aggregate at any time; and

         (J) not permitted by clauses (A) through (I) above, so long as any such Contingent Obligations, in the aggregate at any time outstanding, do not exceed $750,000.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person (other than any letter of credit with respect to which a Lender

Guarantee has been issued by Heller) or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         3.5 Restricted Junior Payments. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment except:

                  (A) Borrower may make payments and distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided, however, Borrower's contribution to taxes as a result of the filing of a consolidated return by Holdings shall not be greater, nor the receipt of tax benefits less, then they would have been had Borrower not filed a consolidated return with Holdings;

                  (B) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower;

                  (C) Borrower may make required payments of principal and interest with respect to the Senior Term Loan, Additional Senior Term Loan and Subordinated Indebtedness held by SBA, as required in accordance with the terms thereof but only to the extent permitted in the Intercreditor Agreement; provided, however, Borrower may make optional prepayments with respect to the Senior Term Loan, Additional Senior Term Loan and Subordinated Indebtedness held by SBA if (1) at the time of such prepayment, required payments of principal and interest are permitted to be paid pursuant to the Intercreditor Agreement and (2) after giving effect to such prepayment, the Maximum Revolving Loan Balance exceeds the sum of outstanding principal balance of the Revolving Loans plus outstanding Lender Guarantees, by not less than $5,000,000; provided, further, however, Borrower may refinance the Subordinated Indebtedness held by SBA with Refinanced Subordinated Indebtedness in accordance with subsection 3.1(G);

                  (D) Borrower may make required payments of principal and interest with respect to the Indebtedness evidenced by the Seller Notes provided at the time of such payment and after giving effect thereto, no Event of Default under subsection 6.1(A) or 6.1(C) (as it relates to a failure to perform or comply with subsections 4.3, 4.4 or 4.5 hereof) exists or would arise as a result thereof;

                  (E) Borrower may make dividend payments to Holdings solely to permit Holdings to make dividend payments on account of preferred stock of Holdings held by SBA provided at the time of such payment and after giving effect thereto, no Default or Event of Default under subsection 6.1(A) or 6.1(C) (as it relates to a failure to perform or comply with subsections 4.3,

4.4 or 4.5 hereof) exists or would arise as a result thereof;

                  (F) Borrower may make payments and distributions to Holdings, not to exceed $100,000 in the aggregate in any fiscal year, to permit Holdings to pay board of director fees and expenses and other out-of-pocket expenses;

                  (G) Borrower and its Subsidiaries may make required payments with respect to the Additional Seller Notes provided at the time of such payment and after giving effect thereto, no Default or Event of Default exists or would arise as a result thereof; and

                  (H) Borrower may make required payments of interest with respect to the Refinanced Subordinated Indebtedness as required in accordance with the terms thereof but only to the extent permitted in the subordination agreement entered into with respect thereto.

                  "RESTRICTED JUNIOR PAYMENT" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, the Additional Senior Term Loan, the Senior Term Loan, Seller Notes or Additional Seller Notes; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

         3.6 Restriction on Fundamental Changes. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its articles of incorporation or by-laws unless required by law other than such immaterial amendments or modifications which do not and will not adversely affect Heller, the ability of Heller to enforce its rights and remedies under the Loan Documents or to realize upon the Collateral or which otherwise would have a Material Adverse Effect; (b) enter into any transaction of merger or consolidation except any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower; or (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

         3.7 Disposal of Assets or Subsidiary Stock. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired except for
(a) bona fide sales of Inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $5,000,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of Borrower does not exceed $5,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (iv) no Default or Event of Default shall result from such sale or other disposition.

         3.8 Transactions with Affiliates. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Loan Party (excluding the payment of compensation, bonuses and other incentive compensation in the ordinary course of business to officers and other employees in the ordinary course of business for actual services rendered), except (a) payment for services rendered by VILARC, Inc. in the ordinary course of business provided such payment is approved by Liberty, (b) as set forth on Schedule 3.8 or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Heller and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to item 2 set forth on Schedule
3.8 in excess of the amount set forth on Schedule 3.8 or upon the occurrence and during the continuation of a Default or Event of Default under subsection 6.1(A) or 6.1(C) (as it relates to a failure to perform or comply with subsection 4.3, 4.4 or 4.5).

         3.9 Management Fees and Compensation. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of any Loan Party (excluding the payment of compensation, bonuses and other incentive compensation in the ordinary course of business to officers and other employees in the ordinary course of business for actual services rendered) except (a) payment for services rendered by VILARC, Inc. in the ordinary course of business provided such payment is approved by Liberty or (b) as set forth on Schedule 3.9. Notwithstanding the foregoing, no payments may be made with respect to item 1 set forth on Schedule 3.9 in excess of the amount set forth on Schedule 3.9 or upon the occurrence and during the continuation of a Default or Event of Default under subsection 6.1(A) or 6.1(C) (as it relates to a failure to perform or comply with subsection 4.3, 4.4 or 4.5).

         3.10 Conduct of Business. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on Schedule 3.10, unless otherwise agreed to by Heller, which consent shall not be unreasonably withheld.

         3.11 Changes Relating to Indebtedness. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of any Subordinated Indebtedness, the Additional Senior Term Loan, the Senior Term Loan, Seller Notes or Additional Seller Notes if the effect of such amendment is to: (a) increase the principal amount of the Indebtedness (other than the incurrence of the Additional Senior Term Loan under the conditions specified in subsection 3.1) or the interest rate on such Indebtedness; (b) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (c) change in any manner adverse to the Borrower, or add, any event of default or any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof), including, without limitation, subordinating such Indebtedness to other Indebtedness; (f) shorten the maturity date or otherwise to alter the repayment terms in a manner adverse to Borrower; or (g) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries or Heller.

         3.12 Press Release; Public Offering Materials. Neither Borrower nor Heller will, or will permit any of its Subsidiaries to, disclose the name of the other party in any press release, any marketing or promotional material or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without the other party's prior written consent which shall not be unreasonably withheld but in no event shall the name Victor Barnett be used by Heller in such material.

         3.13 Subsidiaries. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary without at least five (5) days' prior written notice to Heller.

                                   SECTION 4

                         FINANCIAL COVENANTS/REPORTING

         Borrower covenants and agrees that so long as the Revolving Loan Commitment remains in effect and until payment in full of all Obligations (excluding contingent Obligations not then due and payable) and termination of all Lender Guarantees, unless Heller shall otherwise give its prior written consent, Borrower shall comply with, shall cause each of its Subsidiaries to comply with and shall use its best efforts to cause Holdings to comply with, all covenants in this Section 4 applicable to such Person.

         4.1      Intentionally Omitted.

         4.2      Intentionally Omitted.

         4.3 EBIDAT. Borrower shall not permit EBIDAT for the twelve (12) month period ending on the last day of each month to be less than $8,000,000. "EBIDAT" will be calculated as illustrated on Exhibit 4.6(C).

         4.4 Fixed Charge Coverage. Borrower shall not permit Fixed Charge Coverage for the twelve (12) month period ending on the last day of each month to be less than 1.0. "FIXED CHARGE COVERAGE" will be calculated as illustrated on Exhibit 4.6(C).

         4.5 Total Indebtedness to Operating Cash Flow Ratio. Borrower shall not permit the ratio of Total Indebtedness calculated as of the last day of each month to Operating Cash Flow for the twelve (12) month period ending on such day to be greater than 6.0. "TOTAL INDEBTEDNESS" and "OPERATING CASH FLOW" will be calculated as illustrated as Exhibit 4.6(C).

         4.6 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements (a) are not required to have footnote disclosures, (b) are subject to normal year-end adjustments for recurring accruals and (c) show depreciation, amortization and management fees as deductions from operating income rather than deductions in computing operating income). Borrower will deliver to Heller each of the financial statements and other reports described below.

                  (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver (1) the consolidated balance sheet of Borrower, as at the end of such month and the related consolidated statements of income and cash flow for such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will deliver (1) the consolidated balance sheet of Borrower as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the financial statements from a "big six" independent certified public accounting firm selected by Borrower, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT") entitled "REPORTS ON AUDITED FINANCIAL STATEMENTS" and such report shall be "UNQUALIFIED" (as such term is defined in such Statement).

                  (C) Borrower Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 4.6(A) and 4.6(B) above, Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.6(C)) signed by a Responsible Officer of Borrower.

                  (D) Indebtedness Notices. Borrower shall promptly deliver copies of all notices given or received by Borrower with respect to any non-compliance with any term or condition related to any Indebtedness, and shall notify Heller promptly after a responsible officer of Borrower obtains knowledge thereof of any potential or actual event of default with respect to any Indebtedness.

                  (E) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual audit or review and, if an Event of Default exists at the time of submission, each interim or special audit or review, of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                  (F) Borrowing Base Certificate. As soon as available and in any event within thirty (30) days after the end of each month, and from time to time upon the request of Heller, Borrower will deliver to Heller a Borrowing Base Certificate (in substantially the same form as Exhibit 4.6(F)) as at the last day of such period.

                  (G) Intentionally Omitted.

                  (H) Appraisals. From time to time, if obtaining appraisals is necessary in order to comply with applicable laws or regulations, Heller will obtain appraisal reports in form and substance and from appraisers satisfactory to Heller stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Subsidiaries. Such appraisals will be obtained at Heller's expense unless an Event of Default exists, in which event such appraisals will be at Borrower's expense.

                  (I) Annual Budget. As soon as available and in any event no later than the last day of Borrower's fiscal year, Borrower will deliver an annual operating budget prepared on a monthly basis and an annual capital budget, for Borrower and its Subsidiaries for the succeeding fiscal year and, within 30 days after any monthly period in which there is a material adverse deviation from the annual budgets, a certificate from Borrower's chief financial officer or chief operating officer explaining the deviation and what action Borrower has taken, is taking and proposes to take with respect thereto.

                  (J) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Holdings, Borrower or any of their respective Subsidiaries to their security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, Borrower or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and
(3) all press releases and other statements made available by Holdings, Borrower or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

                  (K) Events of Default, Etc. Promptly upon a Responsible Officer obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief operating officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a material claimed default or event or condition of the type referred to in subsection 6.1(B); or (3) any event or condition that would result in any Material Adverse Effect.

                  (L) Litigation. Promptly upon a Responsible Officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Heller or (2) any material adverse development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, would have a Material Adverse Effect, Borrower will promptly give notice thereof to Heller and provide such other information as may be reasonably available to them to enable Heller and its counsel to evaluate such matter.

                  (M) Notice of Corporate Changes. Borrower shall provide written notice to Heller of (1) all jurisdictions in which a Loan Party becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by any Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

                  (N) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Heller.

                  4.7 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements furnished to Heller pursuant to subsection 4.6 shall be prepared in accordance with GAAP as in effect at the time of such preparation except monthly financial statements (a) lack footnote disclosures, (b) are subject to normal year-end adjustments for recurring accruals and (c) show depreciation, amortization and management fees as deductions from operating income rather than deductions in computing operating income. No "ACCOUNTING CHANGES" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (i) changes in accounting principles required by GAAP and implemented by Borrower; and (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower.


                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Heller to enter into this Agreement, to make Loans and to issue Lender Guarantees, Borrower represents and warrants to Heller that the following statements are and, after giving effect to the funding of Loans on the Closing Date, will be true, correct and complete:

         5.1 Disclosure. No representation or warranty of Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the financial statements referred to in subsection 5.5, the other Loan Documents or any other document, certificate or written statement furnished to Heller by or on behalf of any such Person for use in connection with the Loan Documents contains, as of the date made, any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

         5.2 No Material Adverse Effect. As of the Closing Date, there have been no events or changes in facts or circumstances affecting any Loan Party since February 29, 1996, which individually or in the aggregate have had or would have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

         5.3 No Default. The execution, delivery and performance of the Loan Documents do not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contract of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date and are disclosed on Schedule 5.3 or would not have, either individually or in the aggregate, a Material Adverse Effect.

         5.4      Organization, Powers, Capitalization and Good Standing.

                  (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 5.4(A)). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby.

                  (B) Capitalization. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 5.4(B). All issued and outstanding shares of capital stock of each of the Loan Parties, are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of SBA, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties, is owned by the stockholders and in the amounts set forth on Schedule 5.4(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 5.4(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

                  (C) Binding Obligation. This Agreement and the other Related Transactions Documents are the legally valid and binding obligations of the applicable Loan Parties, each enforceable against the Loan Parties in accordance with their respective terms.

                  (D) Qualification. Each of the Loan Parties is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing would not have a Material Adverse Effect. All jurisdictions in which each Loan Party is qualified to do business are set forth on Schedule 5.4(D).

         5.5 Financial Statements. All financial statements concerning Borrower and its Subsidiaries furnished by Borrower and its Subsidiaries to Heller pursuant to this Agreement, including those listed below, have been prepared in accordance with GAAP consistently applied (except as noted herein or disclosed therein), and all financial statements delivered by Borrower to Heller present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended:

         (A) The consolidated balance sheets at June 30, 1995 and the related statement of income of Holdings and its Subsidiaries, for the fiscal year then ended, certified by Coopers & Lybrand.

         (B) The consolidated balance sheet at February 29, 1996 and the related statement of income of Borrower and its Subsidiaries for the eight (8) months then ended .

         5.6 Intellectual Property. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower or its Subsidiaries (collectively called "INTELLECTUAL PROPERTY") and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. Except as disclosed in Schedule 5.6, the use of such Intellectual Property by Borrower and its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

         5.7 Investigations, Audits, Etc. Except as set forth on Schedule 5.7, to Borrower's knowledge, neither Borrower nor any of its subsidiaries is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

         5.8 Employee Matters. Except as set forth on Schedule 5.8, (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) the majority of all hourly employees of Borrower (but not its Subsidiaries) are unionized and (c) as of the Closing Date, there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances and contract negotiations regarding a new collective bargaining agreement at or prior to the end of any existing collective bargaining agreement, all of which are arising in the ordinary course of business which would not have, either individually or in the aggregate, a Material Adverse Effect.

         5.9 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the transactions contemplated by this Agreement and the funding of the initial advance of the Loan, Borrower:
(a) owns and will own, in the reasonable opinion of Borrower, assets the fair saleable value on a going concern basis of which are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                                   SECTION 6

                          DEFAULT, RIGHTS AND REMEDIES

                  6.1 Event of Default. "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the following:

         (A) Payment. Failure to pay the Revolving Loan when due, or to repay Revolving Loans to reduce their balance to the Maximum Revolving Loan Balance or to reimburse Heller for any payment made by Heller under or in respect of any Lender Guarantee when due or failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

         (B) Default in Other Agreements. (1) Failure of Holdings, Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans, Subordinated Indebtedness held by SBA, Senior Term Loan or Additional Senior Term Loan,) or any

Contingent Obligations, or breach or default of Holdings, Borrower or any of its Subsidiaries, or the occurrence of a default, with respect to any Indebtedness (other than the Loans, Subordinated Indebtedness held by SBA, Senior Term Loan or Additional Senior Term Loan,) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to their stated maturity, unless such failure to pay, default or breach is cured or irrevocably waived in writing by the holder of holders thereof; or

         (2) Failure of Holdings, Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest with respect to Subordinated Indebtedness held by SBA, Senior Term Loan or Additional Senior Term Loan, or breach or default of Holdings, Borrower or any of its Subsidiaries, or the occurrence of a default, with respect to Subordinated Indebtedness held by SBA, Senior Term Loan or Additional Senior Term Loan, if the effect of such failure to pay, default or breach is to cause SBA to declare such Indebtedness due prior to its stated maturity; or

         (C) Breach of Certain Provisions. (1) Failure of Borrower to perform or comply with any term or condition contained in that portion of subsection
2.2 relating to Borrower's obligation to maintain insurance, Section 3 or
Section 4 (other than subsection 4.5); or (2) failure of Borrower to perform or comply with any term or condition contained in subsection 4.5 which continues for sixty (60) days after the last day of the twelve (12) month period referred to therein; or

         (D) Breach of Warranty. Any written representation, warranty or certification made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Heller of such default (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, however, if such default is susceptible of cure but not within thirty (30) days after notice, no Event of Default shall be deemed to have occurred under this clause (E) if Borrower shall have commenced and is diligently prosecuting such cure and such cure is effected within one hundred eighty (180) days after receipt by Borrower of such notice from Heller; or

         (F) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to Holdings, Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Holdings, Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or
(c) an interim receiver, trustee or other custodian is appointed without the consent of Holdings, Borrower or any of its Subsidiaries, for all or a substantial part of the property of Holdings, Borrower or any such Subsidiary; or

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) An order for relief is entered with respect to Holdings, Borrower or any of its Subsidiaries or Holdings, Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Holdings, Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of Holdings, Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

         (H) Intentionally Omitted.

         (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving an amount in the aggregate at any time in excess of $2,500,000 (not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Holdings, Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

         (J) Dissolution. Any order, judgment or decree is entered against Holdings, Borrower or any of its Subsidiaries decreeing the dissolution or split up of Holdings, Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

         (K) Intentionally Omitted.

         (L) Injunction. Holdings, Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than forty-five (45) days if the same would have a Material Adverse Effect; or

         (M) ERISA; Pension Plans. (1) Any Loan Party fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the Internal Revenue Code as amended from time to time ("IRC"), any Loan Party is required to pay as contributions thereto and such failure results in a Material Adverse Effect; or
(2) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any employee benefit plans, for which Borrower is liable; or (3) any employee benefit plans lose their status as a qualified plan under the IRC which results in a Material Adverse Effect; or

         (N) EPA. Failure to: obtain or maintain any operating licenses or permits required by environmental authorities; begin, continue or complete any remediation activities as required by any environmental authorities; store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or comply with any other environmental laws, if any such failure would have a Material Adverse Effect; or

         (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

         (P) Damage, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance would have a Material Adverse Effect; or

         (Q) Strike. Any strike, lockout or labor dispute which causes, for more than sixty (60) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance would have a Material Adverse Effect; or

         (R) Failure of Security. (1) SBA does not have or ceases to have a valid and perfected first priority security interest (or, in the event Heller has a first priority security interest, a second priority security interest) in the Collateral (subject to Permitted Encumbrances) pursuant to the Senior Term Loan Documents; or (2) Heller does not have or ceases to have a valid and perfected first or second priority security interest in the Collateral (subject to Permitted Encumbrances), in each case in clause (2), for any reason other than the failure of Heller to take any action within its control; or

         (S) Business Activities. Holdings engages in any type of business activity other than the ownership of stock of Borrower and performance of its obligations under the Loan Documents to which it is a party; or

         (T) Change in Control. (1) SBA, Liberty and VILARC Capital, collectively, cease to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the boards of directors of Holdings; or (2) any of SBA, Liberty and VILARC Capital ceases to beneficially own and control at least sixty-six and two-thirds percent (66-2/3%) of the aggregate number of shares of Holdings capital stock owned by it on the Closing Date; or (3) Holdings ceases to directly own and control one hundred percent (100%) of the issued and outstanding capital stock of Borrower; or

         (U) Ownership of Indebtedness. SBA ceases to hold one hundred percent (100%) of the outstanding Senior Term Loan, Subordinated Indebtedness evidenced by the Subordinated Notes (unless the same is refinanced as permitted pursuant to subsection 3.1(G)) and, if applicable, the Additional Senior Term Loan; or

         (V) Liberty as Agent. Liberty Partners, L.P. ceases to act as agent and attorney-in-fact for SBA in connection with the Subordinated Indebtedness held by SBA, Additional Senior Term Loan or Senior Term Loan.

         6.2 Suspension of Commitments. Upon the occurrence and during the continuance of any Default or Event of Default, Heller, without notice or demand, may immediately cease making additional Loans and issuing Lender Guarantees and the Revolving Loan Commitment shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or removed by Heller or cured by Borrower within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated, effective upon such waiver, cure or removal. Heller, in its sole discretion, may alternatively suspend only a portion of the Revolving Loan Commitment.

         Notwithstanding the foregoing, in the event all conditions to the obligation of Heller to make Loans set forth in Section 7 hereof have been satisfied but Heller does not make the Loan, Heller shall not be entitled to declare a Default or an Event of Default as a result of Borrower being unable to perform any of its covenants, liabilities or obligations hereunder or under the other Loan Documents as a direct result of Heller's failure to make a Loan.

         6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Revolving Loan, payments under the Lender Guarantees and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Heller may by written notice to Borrower (a) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the Revolving Loan Commitment shall thereupon terminate and (b) demand that Borrower immediately deposit with Heller an amount equal to the Lender Guarantees to enable Heller to make payments under the Lender Guarantees when required and such amount shall become immediately due and payable.

         6.4 Performance by Heller. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Heller may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Heller shall give to Borrower written notice of the action promptly thereafter and Borrower shall, at the request of Heller, promptly pay any amount reasonably expended by Heller in such performance or attempted performance to Heller, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(D) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Heller shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.


                                   SECTION 7

                              CONDITIONS TO LOANS

         The obligations of Heller to make Loans and to issue Lender Guarantees are subject to satisfaction of all of the applicable conditions set forth below.

         7.1 Conditions to Initial Loans. The obligations of Heller to make the initial Loans and to issue any Lender Guarantees on the Closing Date are, in addition to the conditions precedent specified in subsection 7.2, subject to the delivery of all documents listed on Schedule 7.1, all in form and substance satisfactory to Heller.

         7.2 Conditions to All Loans. The obligations of Heller to make Loans or the obligation of Heller to issue Lender Guarantees on any date ("FUNDING DATE") are subject to the further conditions precedent set forth below.

                  (A) Heller shall have received, in accordance with the provisions of subsection 1.1, a notice requesting an advance of a Revolving Loan or issuance of a Lender Guarantee.

                  (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the other Loan Documents shall be (and each request by Borrower for a Loan [a request for continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, conversion of a Base Rate Loan to a LIBOR Rate Loan and conversion of a LIBOR Rate Loan to a Base Rate Loan shall not constitute a request by Borrower for a Loan] or a Lender Guarantee shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules as a result of any disclosures made in writing by Borrower to Heller after the Closing Date.

                  (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated (or notice requesting issuance of a Lender Guarantee) that would constitute an Event of Default or a Default.

                  (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Heller from making any Loans or issuing any Lender Guarantees.


                                   SECTION 8

                          ASSIGNMENT AND PARTICIPATION

         8.1 Assignment and Participation. Heller has no present intention of assigning or selling participations in all or any part of the Loans or the Revolving Loan Commitment; provided, upon not less than seventy-five (75) days prior notice to Borrower, Heller may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of its Loans or its Revolving Loan Commitment with the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, Borrower's consent shall not be required for any assignment or participation required by any governmental or regulatory agency or authority. Notwithstanding the provisions of subsection 1.3(B), if Heller chooses to assign or sell participations in a portion of the Loans or the Revolving Loan Commitment, absent a request by Borrower to increase the aggregate Revolving Loan Commitment beyond $20,000,000, then Heller and the Borrower are responsible for their respective costs.

                                   SECTION 9

                                 MISCELLANEOUS

         9.1 Indemnities. Borrower agrees to indemnify, pay, and hold Heller, its officers, directors, employees, agents, and attorneys (the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims (collectively, "LOSSES") of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of Heller being a party to this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction or for Losses to the extent imposed, incurred by or asserted against Heller as a result of a breach or default by SBA or Heller under the Intercreditor Agreement. This Section and Agreement shall survive the termination of this Agreement.

         9.2 Amendments and Waivers. No amendment, modification, or termination, or waiver of any provision of this Agreement or any Loan Documents, shall be effective unless the same shall be in writing and signed by Heller.

         9.3 Notices. Any notice or other communication required shall be in writing, shall be executed by an authorized signatory of a party addressed to the respective party as set forth below and may be personally served, telecopied (except that only notices relating to requests to borrow may be given by telecopy unless otherwise agreed by a Responsible Officer), sent by overnight courier service or U.S. certified or registered mail, return receipt requested and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. CST, or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to courier properly addressed, or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         If to Borrower:                    c/o Victor Barnett
                                            895 Park Avenue
                                            New York, New York 10021
                                            Telecopy: (212) 288-0230


         with a copy to:                    Arcade, Inc.
                                            P. O. Box 3196
                                            1815 E. Main Street
                                            Chattanooga, Tennessee 37404
                                            ATTN: Chief Operating Officer
                                            Telecopy: (423) 697-7126

         with a copy to:                    Liberty Partners
                                            1177 Avenue of the Americas
                                            New York, New York 10036
                                            ATTN: Michael J. Kluger
                                            Telecopy: (212) 354-0336

         with a copy to:                    Sonnenschein Nath & Rosenthal
                                            8000 Sears Tower
                                            Chicago, Illinois 60606
                                            ATTN: Susan K. Reiter, Esq.
                                            Telecopy: (312) 876-7934


         If to Heller:                      HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois  60661
                                            ATTN: Marcia Perkins
                                                  Portfolio Manager
                                                  Portfolio Organization
                                                  Corporate Finance Group
                                            Telecopy: (312) 441-7367

         With a copy to:                    HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            ATTN: Legal Department
                                                  Portfolio Organization
                                                  Corporate Finance Group
                                            Telecopy: (312) 441-7367

         9.4 Failure of Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Heller to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5 Marshalling, Payments Set Aside. Heller shall not be under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that the Borrower makes a payment(s) or Heller enforces its Liens or exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

         9.7 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         9.8 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Borrower may not assign its rights or obligations hereunder.

         9.10 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller to Borrower.

         9.11 Construction. Heller and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Heller and Borrower.

         9.12 Confidentiality. Heller agrees to take and to cause its Affiliates, employees and agents to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Borrower, and neither Heller nor any of its Affiliates, employees or agents shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Heller, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, Liberty or Persons known to Heller to be the Borrower's agents, lawyers or independent auditors, provided that such source is not bound by a confidentiality agreement with the Borrower known to Heller; provided, however, that Heller may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which Heller is subject or in connection with an examination of Heller by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which Heller or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to Heller's independent auditors and other professional advisors; and (G) to any financial institution or institutional investor purchasing a participation or to which any Loans and Commitments are assigned, actual or potential, provided that such participant or assignee, actual or potential, agrees in writing to keep such information confidential to the same extent required of Heller hereunder.

         9.13 Waiver of Jury Trial. BORROWER AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND HELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS, OR THE LENDER GUARANTEES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         9.14 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Lender Guarantees and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3(B) and 9.1 shall survive the payment of the Loans and the termination of this Agreement.

         9.15 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.


                                   SECTION 10

                                  DEFINITIONS

         10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

                  "ADDITIONAL SELLER NOTES" means one or more promissory notes of Borrower or any of its Subsidiaries representing all or a part of the deferred purchase price of a business, business unit or product line acquired by Borrower or any of its Subsidiaries from the obligee of such note.

                  "AFFILIATE" means any Person (other than Heller): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto).

                  "ASSET DISPOSITION" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock of any of Borrower's Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "BANKRUPTCY", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                  "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the State of Illinois, or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR Rate, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

                  "CLOSING DATE" means _______ __, 1996.

                  "COLLATERAL" means, collectively: (a) all capital stock and other property, if any, pledged pursuant to the Security Documents;
         (b) all "COLLATERAL" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

                  "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "EXPIRY DATE" means the earlier of (a) the suspension (subject to reinstatement) of the Revolving Loan Commitment pursuant to subsection 6.2, (b) the acceleration of the Obligations pursuant to subsection 6.3 or (c) November 30, 1998, as such date may be extended by mutual agreement of Heller and Borrower.

                  "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "THE MEANING OF 'PRESENT FAIRLY IN CONFORMANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE INDEPENDENT AUDITORS REPORTS'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                  "HOLDINGS" means Arcade Holding Corporation, a Delaware corporation.

                  "INDEBTEDNESS", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement of even date herewith among Heller, SBA, Borrower and Holdings.

                  "LIBERTY" means Liberty Partners Holdings 4, LLC.

                  "LIEN" means any lien, levy, assessment, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Heller in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time, but excluding all Senior Term Loan Documents and Subordinated Loan Documents but including that certain side letter of even date herewith by Heller to Borrower with respect to eligible accounts, which side letter will be delivered by Heller to Borrower on the Closing Date.

                  "LOAN PARTY" means, collectively, Holdings, Borrower, Borrower's Subsidiaries and any other Person (other than Heller or SBA) which is or becomes a party to any Loan Document.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets or financial condition of the Loan Parties taken as a whole or (b) the material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Heller to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                  "NOTE" or "NOTES" means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(A), or any combination thereof.

                  "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Heller under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or its Subsidiaries.

                  "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

                  "RELATED TRANSACTIONS" means the execution and delivery of the Related Transactions Documents, the funding of all Loans on the Closing Date, the repayment of the any Indebtedness identified on
         Schedule 10.1(A) which is to be paid in full on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

                  "RELATED TRANSACTIONS DOCUMENTS" means the Loan Documents, the Senior Term Loan Documents, the Subordinated Loan Documents, and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

                  "RESPONSIBLE OFFICER" means the Chairman, President or Chief Operating Officer of Borrower.

                  "SBA" means State Board of Administration of Florida.

                  "SECURITY DOCUMENTS" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

                  "SELLER NOTES" means that certain Promissory Note dated as of June 9, 1995 in the original principal amount of $1,877,000 and that certain Conditional Promissory Note dated as of June 9, 1995 in the original principal amount of $1,750,000, each made by Borrower to Elaine Trebek-Kares.

                  "SENIOR TERM LOAN" means that certain term loan in the original principal amount of $21,400,000 evidenced by the Senior Term Note.

                  "SENIOR TERM LOAN AGREEMENT" means that certain Senior Loan Agreement dated as of November 4, 1993 between Borrower and SBA, as amended by Amendment No. 1 to Senior Loan Agreement of even date herewith and as subsequently amended as permitted herein.

                  "SENIOR TERM LOAN DOCUMENTS" means the Senior Term Loan Agreement, Senior Term Note, and all other documents, instruments and agreements executed in connection therewith, as any of the same may be subsequently amended as permitted herein.

                  "SENIOR TERM NOTE" means that certain Senior Term Note dated as of April 30, 1996 in the original principal amount of $16,411,000, made by Borrower to SBA, which Senior Term Note consolidates and restates that certain Senior Term Note dated November 5, 1993 in the original principal amount of $21,400,000, and those certain Conditional Senior Term Notes dated August 2, 1994 and June 30, 1995 in the original aggregate principal amounts of $4,000,000, each made by Borrower to SBA, as it may subsequently be amended as permitted herein.

                  "SUBORDINATED INDEBTEDNESS" means the Indebtedness evidenced by the Subordinated Notes, the Refinanced Subordinated Indebtedness and all other Indebtedness of Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations.

                  "SUBORDINATED LOAN DOCUMENTS" means that certain Subordinated Loan Agreement dated November 4, 1993, as amended by Amendment No. 1 to Subordinated Loan Agreement of even date herewith, each between Borrower and SBA, Subordinated Notes and all documents, instruments and agreements executed in connection therewith, as any of the same may be subsequently amended as permitted herein.

                  "SUBORDINATED NOTES" means, jointly and severally, that certain Subordinated Promissory Note I dated November 5, 1993 in the original principal amount of $23,000,000, that certain Subordinated Promissory Note II dated November 5, 1993 in the original principal amount of $7,000,000, and those certain notes executed and delivered by Borrower to SBA pursuant to Section 2.03(a) of the Subordinated Loan Agreement dated November 4, 1993, as amended, each made by Borrower to SBA. as hereafter amended as permitted herein.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidi aries of that Person or a combination thereof.

         10.2 Other Definitional Provisions. References to "SECTIONS", "SUBSECTIONS", "EXHIBITS" and "SCHEDULES" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "HEREOF," "HEREIN," "HERETO," "HEREUNDER" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                               HELLER FINANCIAL, INC.



                                               By:_____________________________
                                               Title: ______ Vice President


                                               ARCADE, INC.



                                               By_____________________________
                                               Title__________________________

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------
Exhibit 1.2(G)                      -       LIBOR Rate Loan Request
Exhibit 4.6(C)                      -       Compliance Certificate
Exhibit 4.6(F)                      -       Borrowing Base Certificate
Exhibit 10.1(A)                     -       Notes

Schedules
---------
Schedule 3.2(A)(12)-                        Liens
Schedule 3.4                        -       Contingent Obligations
Schedule 3.8                        -       Affiliate Transactions
Schedule 3.9                        -       Management Fees and Compensation
Schedule 3.10                       -       Business Description
Schedule 5.3                        -       Violations, Conflicts, Breaches
                                            and Defaults
Schedule 5.4(A)                     -       Jurisdictions of Organization
Schedule 5.4(B)                     -       Capitalization
Schedule 5.4(D)                     -       Foreign Qualifications
Schedule 5.6                        -       Intellectual Property
Schedule 5.7                        -       Investigations and Audits
Schedule 5.8                        -       Employee Matters
Schedule 7.1                        -       List of Closing Documents
Subschedule A-12                    -       Litigation
Subschedule A-13                    -       Employee Benefit Plans
Subschedule A-14                    -       Closing Fees
Subschedule A-15                    -       Investments
Subschedule A-16                    -       Derivatives
Schedule 10.1(A)                    -       Indebtedness to be Repaid

                      FIRST AMENDMENT TO CREDIT AGREEMENT,
                      ASSUMPTION AND MASTER REAFFIRMATION


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, ASSUMPTION AND MASTER REAFFIRMATION (this Amendment ) is entered into as of December 12, 1997, by and among ARCADE HOLDING CORPORATION, a Delaware corporation ( Holdings ), ARCADE, INC., a Tennessee corporation (the Borrower ), and HELLER FINANCIAL, INC., a Delaware corporation ( Heller ).



                              W I T N E S S E T H:



         WHEREAS, Borrower and Heller have entered into that certain Credit Agreement dated as of April 30, 1996 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the Credit Agreement ); and



         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of November 14, 1997 (the Stock Purchase Agreement ) by and among AHC I Acquisition Corp., a Delaware corporation ( Acquisition Corp. ), Holdings and the parties identified therein as Sellers , as amended by that certain First Amendment to Stock Purchase Agreement dated as of December 2, 1997, Acquisition Corp. has agreed to purchase, or cause a wholly-owned subsidiary to purchase, from Sellers, and Sellers have agreed to sell to Acquisition Corp. or such wholly-owned subsidiary, all of the outstanding equity securities of Holdings (the Acquisition ); and



         WHEREAS, Acquisition Corp. has designated and expects to cause AHC I Merger Corp., a Delaware corporation ( Merger Co.), a wholly owned subsidiary of Acquisition Corp., to purchase such outstanding equity securities; and



         WHEREAS, simultaneously with the Acquisition, it is contemplated that
(a) Merger Co. shall merge with and into Holdings and (b) Borrower shall merge with and into Holdings, in each instance, with Holdings as the surviving corporation and to be renamed Arcade Marketing, Inc., which surviving corporation shall be a Delaware corporation (together, the Mergers ); and

         WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement to, among other things, increase the Revolving Loan Commitment, all on the terms and subject to the conditions set forth herein; and



         WHEREAS, the Loan Parties have previously executed and delivered to Heller various Loan Documents; and



         WHEREAS, each of the Loan Parties will derive both direct and indirect benefits from the Loans and other financial accommodations made pursuant to the Credit Agreement.



         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:



                                R E C I T A L S:



         1. Definitions; Recitals. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement. The foregoing recitals are hereby incorporated herein by this reference thereto.



         2. Amendments. The Credit Agreement is amended as set forth below:





                  (a) SUBSECTION 1.1(A). The first paragraph of subsection 1.1(A) of the Credit Agreement is deleted in its entirety and the following substituted therefor:



                           (A) Revolving Loan. Heller agrees to lend from the
                  Closing Date to the

                  Expiry Date amounts up to a maximum of $20,000,000 (the Revolving LOAN COMMITMENT or Commitment ). Advances or amounts outstanding under the Revolving Loan Commitment will be called REVOLVING LOANS or LOANS . Revolving Loans may be repaid and reborrowed. The MAXIMUM REVOLVING LOAN BALANCE will be the lower of:



                           (1) the BORROWING BASE (as calculated on Exhibit
                  4.6(F), the BORROWING BASE CERTIFICATE ); and

                           (2) the Revolving Loan Commitment less any
                  outstanding Lender Guarantees.



                  (b) SUBSECTION 1.2(A). Subsection 1.2(A) is amended as follows:



                           (i) the first sentence of that subsection is hereby
                  deleted and the following substituted therefor:



                  (A) Interest. From the date the Loans are made and the other Obligations become due and payable in accordance with the terms of this Agreement and the other Loan Documents, the Obligations shall bear interest at the sum of the Base Rate plus three quarters of one percent (0.75%) per annum and/or, with respect to any LIBOR Rate Loan, the sum of the LIBOR Rate plus two and one-half percent (2.50%) per annum.



                           (ii) the phrase Ache Chase Manhattan Bank, National
                  Association and Chemical Bank in each of the first and second paragraphs are deleted and the phrase The Chase Manhattan Bank and Citibank, N.A. is substituted therefor.



         (c) SUBSECTION 1.2(C). Subsection 1.2(C) is hereby amended by deleting the phrase Two and three quarters percent (2.75%) and substituting the phrase Two and one-half percent (2.50%) therefor.

                  (d) SUBSECTION 1.3(C). Subsection 1.3(C) is deleted in its entirety.



                  (e) INTENTIONALLY OMITTED.



                  (f) SUBSECTION 3.1. Subsection 3.1 is deleted in its entirety and the following substituted therefor:



                  3.1 Indebtedness. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:



                           (A) the Obligations;





                           (B) intercompany Indebtedness among Borrower and its
                  Subsidiaries; provided that if Borrower is the obligor, the obligations of Borrower shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise);



                           (C) to the extent permitted under the Bridge Notes
                  documentation or Refinanced Bridge Indebtedness documentation, as applicable, Indebtedness secured by purchase money Liens, Indebtedness incurred with respect to capital leases and Indebtedness evidenced by the Additional Seller Notes, not to exceed $7,500,000 in the aggregate;



                           (D) Indebtedness evidenced by the Bridge Notes;

                           (E) Indebtedness of Borrower incurred to refinance
                  the Bridge Notes and the PIK Note ( Refinanced BRIDGE INDEBTEDNESS ) provided all of the following conditions are satisfied:



                                   (i) the maximum Refinanced Bridge
                           Indebtedness shall not exceed, in the aggregate at any time outstanding, the lesser of (i) the sum of
                           (A) the outstanding principal amount of and accrued interest and accreted discount on the Bridge Notes and PIK Note being refinanced and (B) reasonable and customary fees, expenses and underwriting discounts incurred in connection with such refinancing and
                           (ii) $165,000,000, and shall be unsecured;



                                   (ii) the Person providing such Indebtedness
                           (or, in the case of Indebtedness to be provided by means of a public offering or an offering made pursuant to Rule 144A under the Securities Act of 1933, as amended, the lead manager in respect of such offering) is Donaldson Lufkin & Jeanrette Securities Corporation or another Person reasonably acceptable to Heller and such Refinanced Bridge Indebtedness is on market terms and conditions; and



                                   (iii) after giving effect to such
                           incurrence, Borrower is in compliance on a proforma basis with the covenants set forth in subsections 4.3, 4.4 and 4.5, recomputed for the most recent month for which financial statements have been delivered;



                           (F) Indebtedness evidenced by the Seller Notes; and



                           (G) to the extent permitted under the Bridge Notes
                  documentation or Refinanced Bridge Indebtedness documentation, as applicable, unsecured Indebtedness not permitted under clauses (A) through (F) above in an aggregate principal amount not to exceed $3,000,000 in the aggregate at any time outstanding.

         (g) SUBSECTION 3.2(A). Subsection 3.2(A) is amended by deleting clause
(A)(12) of that subsection.



         (h) SUBSECTION 3.2(B). Subsection 3.2(B) is amended by deleting the phrase Senior Term Loan Documents and Subordinated Loan Documents and substituting therefor the phrase Ache Securities Purchase Agreement in respect of the Bridge Notes, any indenture, instrument or other document entered into in connection with the Indebtedness permitted under subsections 3.1(E) and (F) and, solely with respect to the assets financed with Indebtedness permitted under subsection 3.1(C), agreements, instruments and other documents entered into in respect of such Indebtedness



         (i) SUBSECTION 3.4. Subsection 3.4 is amended by adding the phrase ; provided, however, in no event may Subsidiaries of Borrower guaranty the obligations of Borrower with respect to Indebtedness permitted pursuant to subsection 3.1(D) or 3.1(E) unless Heller shall have received a first priority pledge of one hundred percent (100%) of the issued and outstanding capital stock of such Subsidiaries and such Subsidiaries shall have guaranteed the Obligations and granted security interests in their real, personal and mixed property in accordance with subsection 2.5 (including Scent Seal, Inc., if Scent Seal, Inc. guarantees the obligations of Borrower with respect to Indebtedness permitted pursuant to subsection 3.1(D) or 3.1(E)) at the end of clause (H) thereof.



         (j) SUBSECTION 3.5. Subsection 3.5 is amended by (i) deleting clauses
(C), (D) and (E) thereof;



                  (ii) deleting Clause (H) and substituting the following therefor:



                           (H) Borrower may make distributions to Holdings
                  solely to permit Holdings to redeem from officers, directors and employees of Holdings, the Borrower or Subsidiaries of the Borrower (or their heirs or estates) shares of Holdings capital stock provided all of the following conditions are satisfied:

                           (i) no Default or Event of Default has occurred and
                  is continuing or would arise as a result of such distribution or redemption;



                           (ii) after giving effect to such distribution and
                  redemption, Borrower is in compliance on a pro forma basis with the covenants set forth in subsections 4.3, 4.4 and 4.5, recomputed for the most recent month for which financial statements have been delivered;



                           (iii) the aggregate distributions permitted (x) in
                  any fiscal year of Borrower shall not exceed $500,000 and (y) during the term of this Agreement shall not exceed $1,500,000; and



                           (iv) after giving effect to such redemption, the
                  Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000; and



                  (I) Provided no Default or Event of Default has occurred and is continuing, Borrower may make distributions to Holdings solely to permit Holdings to pay, without duplication of any amounts paid by Borrower, the management or advisory fee described in subsection 3.8(a) and


         (iii) deleting the phrase , Seller Notes on the thirteenth line of the definition of Restricted Junior Payment contained therein.



         (k) SUBSECTION 3.8. Subsection 3.8 is amended by (i) deleting clauses
(a) and (b) of such subsection and substituting the following therefor:



                  (a) without duplication of amounts which may be paid by Holdings, payment of a management or advisory fee to DLJ not to exceed, in the aggregate, $250,000 per year, payable quarterly in arrears on the first day of each quarter, commencing April 1, 1998, (b) to make any Restricted Junior Payments permitted under subsection 3.5, (c) to enter into and perform their respective obligations under arrangements with DLJ and its affiliates for underwriting, investment banking and advisory services on standard and customary terms and conditions which are disclosed in writing to Heller, or (d) as set forth in Schedule 3.8. ; and



                  (ii) deleting the last sentence thereof and substituting the following:



                  Notwithstanding the foregoing, no payments may be made with respect to the management or advisory fee described in clause (a) above upon the occurrence and during the continuation of a Default or an Event of Default.





         (l) SUBSECTION 3.9. Subsection 3.9 is amended by deleting clause (a) thereof and the last sentence thereof.



         (m) SUBSECTION 3.11 Subsection 3.11 is amended by adding the phrase, Indebtedness evidenced by the Bridge Notes, the Refinanced Bridge Indebtedness immediately after the phrase Subordinated Indebtedness on the third line thereof.



         (n) SUBSECTION 4.3. Subsection 4.3 is deleted in its entirety and the following substituted therefor:



              4.3 EBIDAT.



                           (a) Borrower shall not permit EBIDAT for any period
                  set forth below to be less than the amount set forth below for such period:

                  Period                                      Amount

January 1, 1998 through March 31, 1998                     $ 5,600,000
January 1, 1998 through June 30, 1998                      $11,200,000
January 1, 1998 through September 30, 1998                 $16,800,000
January 1, 1998 through December 31, 1998                  $22,400,000


                           (b) Borrower shall not permit EBIDAT for the twelve
                  (12) month period ending on the last day of any month, commencing January 31, 1999, during the periods set forth below to be less than the amount set forth below for such period:

         Period                                               Amount

January 1, 1999 through June 30, 1999                       $23,200,000
July 1, 1999 through December 31, 1999                      $25,500,000
January 1, 2000 through June 30, 2000                       $27,800,000
July 1, 2000 through December 31, 2000                      $28,800,000
January 1, 2001 through June 30, 2001                       $29,800,000
July 1, 2001 through June 30, 2002                          $32,000,000
July 1, 2002 and thereafter                                 $34,300,000


                    EBIDAT will be calculated as illustrated on Exhibit 4.6(C).



                  (o) SUBSECTION 4.4. Subsection 4.4 is deleted in its entirety and the following substituted therefor:



                      4.4  Fixed Charge Coverage.



                      (a) Borrower shall not permit Fixed Charge Coverage for any period set forth below to be less than the amount set forth below for such period:



                        Period                                      Coverage

         January 1, 1998 through March 31, 1998                       1.0
         January 1, 1998 through June 30, 1998                        1.0
         January 1, 1998 through September 30, 1998                   1.0
         January 1, 1998 through December 31, 1998                    1.0


                  (b) Borrower shall not permit Fixed Charge Coverage for the twelve (12) month period ending on the last day of each month, commencing January 31, 1999, to be less than (i) for periods ending on or prior to June 30, 1999, 1.05, (ii) for periods ending from July 1, 1999 through June 30, 2002, 1.10 and (iii) thereafter, 1.15. FIXED CHARGE COVERAGE will be calculated as illustrated on Exhibit 4.6(C).



         (p) SUBSECTION 4.5. Subsection 4.5 is deleted in its entirety and the following substituted therefor:



                    4.5 Total Indebtedness to Operating Cash Flow Ratio.



                           (a) Borrower shall not permit the ratio of Total
                  Indebtedness calculated as of the last day of any period set forth below to an amount equal to (x) (i) in the case of the period January 1, 1998 through March 31,1998, EBIDAT for such period multiplied by four, (ii) in the case of the period January 1, 1998 through June 30, 1998, EBIDAT for such period multiplied by two and (iii) in the case of the period January 1, 1998 through September 30, 1998, EBIDAT for such period multiplied by 4/3 less (y) in each case, Unfinanced Capital Expenditures and Other Capitalized Costs (other than Capital Expenditures and fees and expenses capitalized with respect to the Related Transactions) for the period of four fiscal quarters ended on the last day of such period, to be greater than the amount set forth below for such period:



                  Period                                      Ratio

January 1, 1998 through March 31, 1998                         9.0
January 1, 1998 through June 30, 1998                          9.0
January 1, 1998 through September 30, 1998                     9.0

January 1, 1998 through December 31, 1998                      9.0

         (b) Borrower shall not permit the ratio of Total Indebtedness calculated as of the last day of any month during the periods set forth below to Operating Cash Flow for the twelve (12) month period ending on such day to be greater than the amount set forth below for such period:

         Period                                   Ratio

January 1, 1999 through June 30, 1999             8.75
July 1, 1999 through December 31, 1999            7.9
January 1, 2000 through June 30, 2000             7.2
July 1, 2000 through December 31, 2000            6.9
January 1, 2001 through June 30, 2001             6.7
July 1, 2001 through June 30, 2002                6.20
July 1, 2002 and thereafter                       5.75

           TOTAL INDEBTEDNESS, OPERATING CASH FLOW, UNFINANCED CAPITAL EXPENDITURES AND OTHER CAPITALIZED COSTS will be calculated as illustrated as
Exhibit 4.6(C).

                  (q) SUBSECTION 5.4. Subsection 5.4(B) is amended by adding the following sentence at the end thereof, to the extent this representation applies to Holdings, such representation shall only apply to Holdings as of the date of the consummation of the Mergers, provided, however, Borrower agrees to provide to Heller from time to time, upon written request therefor, an updated capitalization schedule.

                  (r) SUBSECTION 6.1. Subsection 6.1 is amended as follows:

                           (i) subclause (2) of clause (B) of Subsection 6.1 is
                       deleted in its entirety;

                           (ii) Clause (C) of Subsection 6.1 is deleted in its
                       entirety and the following substituted therefor:


                                   (C) Breach of Certain Provisions. Failure of
                           Borrower to perform or comply with any term or condition contained in that portion of subsection
                           2.2 relating to Borrower = s obligation to maintain insurance, Section 3 or Section 4; or

                           (iii) Clause (R) of Subsection 6.1 is deleted in its
                        entirety and the following substituted therefor:

                                   (R) Failure of Security. Heller does not
                            have or ceases to have a
                            valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Heller to take any action within its control; or

                            (iv) Clause (S) of Subsection 6.1 is amended by (i)
                  replacing the word Loan with the phrase Related Transactions on the third line thereof and (ii) adding the following at the end of such clause:

                           unless Heller shall have received a first priority pledge of one hundred percent (100%) of the issued and outstanding capital stock of Borrower

                            (v) Clause (T) of Subsection 6.1 is deleted in its
                  entirety and the following substituted therefor:

                            (T) Change in Control. (1) (i) prior to the
                  acquisition, if any, by Hoak Communications Partners, L. P. ( Hoak ) (or any Person controlled by Hoak) of capital stock of Holdings, DLJ ceases to beneficially own and control, directly and indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Holdings determined on a fully diluted basis (assuming the full exercise of all securities exercisable convertible or exchangeable for or into capital stock of Holdings) or (ii) subsequent to the acquisition, if any, by Hoak (or any Person controlled by Hoak) of capital stock of Holdings, DLJ and Hoak (or any Person controlled by Hoak), together, cease to beneficially own and control, directly and indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Holdings determined on a fully diluted basis (assuming the full exercise of all securities exercisable convertible or exchangeable for or into capital stock of Holdings); or (2) Holdings ceases to directly own and control, free and clear of all Liens other than Liens in favor of Heller, one hundred percent (100%) of the issued and outstanding capital stock of Borrower; or

                           (vi) Clause (U) of Subsection 6.1 is deleted in its
                  entirety.

                           (vii) Clause (V) of Subsection 6.1 is deleted in its
                  entirety.

                  (s) SUBSECTION 9.1. Subsection 9.1 is hereby amended by deleting the phrase or for Losses to the extent imposed, incurred by or asserted against Heller as a result of a breach or default by SBA or Heller under the Intercreditor Agreement .

                  (t) SUBSECTION 9.2. Subsection 9.3 is amended by (i) deleting the parenthetical clause in the fourth, fifth and sixth lines of the first paragraph and (ii) deleting the second paragraph and substituting the following therefor:

                  Notices shall be addressed as follows:

                  If to Borrower:           Arcade Marketing, Inc.
                                            P. O. Box 3156
                                            1815 E. Main Street
                                            Chattanooga, Tennessee 37404
                                            ATTN: Chief Operating Officer
                                            Telecopy: (423) 697-7126

                  With a copy to:           DLJ Merchant Banking II, Inc.
                                            277 Park Avenue, 19th Floor
                                            New York, New York 10172
                                            ATTN: David Wittels
                                            Telecopy: (212) 892-7272

                  With a copy to:           Davis Polk & Wardwell
                                            450 Lexington Avenue
                                            New York, New York 10017
                                            ATTN: Lawrence E. Wieman
                                            Telecopy:  (212) 450-4800

                  If to Heller:             HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois  60661
                                            ATTN:Account Manager
                                              Corporate Finance Group
                                            Telecopy:         (312) 441-7367

                  With a copy to:           HELLER FINANCIAL, INC.
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            ATTN: Legal Department
                                              Corporate Finance Group
                                            Telecopy: (312) 441-7367


                  (u) SUBSECTION 9.12. Subsection 9.12 is amended by substituting the phrase DLJ for the word Liberty on the eleventh line thereof.

                  (v) SUBSECTION 10.1. (i) Subsection 10.1 is amended by substituting the following definitions in lieu of the current version of such definitions:



                      EXPIRY DATE means the earlier of (a) the suspension
                  (subject to reinstatement) of the Revolving Loan Commitment pursuant to subsection 6.2, (b) the acceleration of the Obligations pursuant to subsection 6.3 or (c) December 31, 2002, as such date may be extended by mutual agreement of Heller and Borrower.



                      HOLDINGS means AHC I Acquisition Corp., a Delaware
                  corporation.



                      RELATED TRANSACTIONS means the execution and delivery of
                  the Related Transactions Documents, the funding of all Loans on the Closing Date, the Acquisition, the Mergers, the repayment of any Indebtedness identified on Schedule 10.1(A) which is to be paid in full on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.





                      RELATED TRANSACTION DOCUMENTS means (i) the Loan
                  Documents and the Stock Purchase Agreement; (ii) until such time as the Bridge Notes shall have been refinanced in full, the Bridge Notes and the Securities Purchase Agreement; (iii) until such time as the PIK Notes shall have been refinanced in full, the PIK Notes and (iv) until such time as such agreements, instruments or documents shall have expired or been terminated by their express terms or by mutual agreement of the parties thereto, all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.



                      SUBORDINATED INDEBTEDNESS means all Indebtedness of
                  Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations.



                           (ii) Subsection 10.1 and the relevant provisions of
                  the Credit

                  Agreement and other Loan Documents are further amended by deleting the following definitions and all references to such terms throughout the Credit Agreement and other Loan Documents, including, without limitation, subsections 3.2, 3.11, 6.1 and 10.1 of the Credit Agreement:

                             ADDITIONAL SENIOR TERM LOAN

                             INTERCREDITOR AGREEMENT



                             LIBERTY



                             REFINANCED SUBORDINATED INDEBTEDNESS



                             SBA



                            SENIOR TERM LOAN



                            SENIOR TERM LOAN AGREEMENT



                            SENIOR TERM LOAN DOCUMENTS



                            SENIOR TERM NOTE



                            SUBORDINATED LOAN DOCUMENTS



                            SUBORDINATED NOTES

                  (iii) Subsection 10.1 is further amended by adding the following definitions:



                  BRIDGE NOTES means those certain Senior Increasing Rate Notes dated December 15, 1997 in the original aggregate principal amount not to exceed $125,000,000, issued by AHC I Merger Corp., a Delaware corporation, to Scratch & Sniff Funding, Inc., which notes were, or will be, issued pursuant to the Securities Purchase Agreement, a true, correct and complete copy of which has been delivered to Heller.



                  DLJ means DLJ Merchant Banking II, Inc. and its affiliates.



                  PIK NOTE means that certain Floating Rate Exchangeable PIK Note Due 2009 dated December 15, 1997 in the original principal amount of $30,000,000, issued by Holdings to DLJ, a true, correct and complete copy of which has been delivered to Heller.



                  REFINANCED BRIDGE INDEBTEDNESS has the meaning set forth in clause (E) of Subsection 3.1.



                  SECURITIES PURCHASE AGREEMENT means that certain Securities Purchase Agreement dated as of December 15, 1997 by and among Holdings, AHC I Merger Corp. and Scratch & Sniff Funding, Inc.



                  (aa) Schedule 3.2(A)(12) is deleted.



                  (bb) Schedule 3.8 attached to the Credit Agreement is amended by deleting item 2 therein and adding the items set forth on Schedule
         3.8 hereto.

                  (cc) Schedule 3.9 attached to Credit Agreement is deleted in its entirety and Schedule 3.9 attached hereto is substituted therefor.



                  (dd) Schedule 4.6(C) attached to the Credit Agreement is deleted in its entirety and Exhibit 4.6(C) attached hereto is substituted therefor.



                  (ee) Exhibit 4.6(F) attached to the Credit Agreement is deleted in its entirety and Exhibit 4.6(F) attached hereto is substituted therefor.



                  3. Assumption. Arcade Holding Corporation, a Delaware corporation, (which corporation shall be renamed Arcade Marketing, Inc., simultaneously with the effectiveness of the Merger) hereby assumes and agrees to keep, pay and perform all of the Obligations of Arcade, Inc., a Tennessee corporation, under the Credit Agreement and other Loan Documents. All references in the Credit Agreement and other Loan Documents to Arcade, Inc., a Tennessee corporation, shall be deemed to be references to Arcade Marketing, Inc., a Delaware corporation (the successor by merger of Arcade, Inc., a Tennessee corporation with and into Arcade Holding Corporation, a Delaware corporation), and Arcade Marketing Inc., a Delaware corporation, shall be deemed to be the Borrower, Pledgor or Debtor , as applicable, under the Loan Documents. Without limiting the generality of the foregoing, Arcade Holding Corporation, a Delaware corporation, hereby grants to Heller, a continuing security interest in and to all of its right, title and interest in the Collateral (as defined in the Security Agreement dated as of April 30, 1996) as security for the Obligations, as amended hereby.



                  4. Reaffirmation. Each of the Loan Parties as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such Loan Parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and, to the extent such Loan Party granted liens on or security interests in any of its properties pursuant to any such Loan Document as security for or otherwise guaranteed Obligations under or with respect to the Loan Documents, each hereby ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Heller, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.



                  5. Representations and Warranties. Arcade, Inc., a Tennessee corporation and Arcade Holding Corporation, a Delaware corporation, hereby represent and warrant to Heller as follows:



                           (a) After giving effect to the Acquisition and
                  Merger, the authorized capital stock of each of the Loan Parties is as set forth on Schedule 5.4(B) attached hereto (which schedule is hereby substituted for Schedule 5.4(B) attached to the Credit Agreement). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens (other than, with respect to capital stock of Holdings, transfer restrictions contained in the Stockholders Agreement dated December 12, 1997 among Holdings and the stockholders of Holdings party thereto and Liens granted by management stockholders to Holdings to secure loans made by Holdings to such stockholders to enable them to purchase Holdings capital stock), and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The issued and outstanding capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth in Schedule 5.4(B) attached hereto. No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth in
                  Schedule 5.4(B), there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.



                           (b) Each of the Loan Parties has all requisite power
                  and authority to enter into each Loan Document and Related Transaction Document to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of each Loan Document and Related Transaction Documents to which it is a party has been duly authorized by all necessary action. Each Related Transaction Document has been duly executed and delivered by the applicable Loan Parties and constitutes the legally valid and binding obligations of the applicable Loan Parties, each enforceable against the Loan Parties in accordance with their respective terms. The execution, delivery and performance of the Related Transaction Documents and the consummation of the related transactions does not violate any law, ordinance, rule, regulation, order or other legal requirement of any governmental authority.



                           (c) The representations and warranties of Arcade
                  Holding Corporation set forth in the Stock Purchase Agreement are true and correct in all material respects as of the date hereof and such representations and warranties are hereby incorporated herein by this reference with the same affect as those set forth in their entirety herein.



                  6. Conditions. This Amendment shall not become effective unless and until all of the following conditions have been satisfied:



                           (a) Borrower shall have delivered to Heller an
                  amended and substituted revolving note in the amount of $20,000,000 duly executed by Borrower (whereupon Heller shall return to Borrower the revolving note previously executed and delivered to Heller) and the other documents identified in the Closing Agenda, a copy of which is attached, all of which shall be in form and substance satisfactory to Heller;



                           (b) Borrower shall have paid to Heller,
                  individually, a non-refundable closing fee of $300,000; and



                           (c) the Acquisition shall have closed in accordance
                  with the terms of the Stock Purchase Agreement and the Mergers shall have been consummated in accordance with applicable law.



        7. Consent. Provided the conditions set forth in Section 6 hereof have been satisfied, Heller hereby consents to the Acquisition and the Mergers and agrees that the consummation thereof shall not constitute a breach or default under subsections 3.6, 3.7 and 3.8.

        8. No Amendment. Except as amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby. All references to the Revolving Note shall refer to the amended and substituted revolving note to be delivered to Heller pursuant to Section 6 above. All references to the Obligations shall refer to the Obligations as amended hereby.



        9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.





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




         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.



                           HELLER FINANCIAL, INC., a Delaware corporation


                           By: _____________________________
                           Title:  Vice President


                           ARCADE, INC., a Tennessee corporation


                           By: _____________________________
                           Title:


                           ARCADE HOLDING CORPORATION, a Delaware   corporation


                           By: _____________________________
                           Title: